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                                                                   EXHIBIT 10(b)


                              EMPLOYMENT AGREEMENT


               THIS AGREEMENT, made and entered into as of the 1st day of September, 1996, by and between Riviera Tool Company a Michigan corporation, hereinafter referred to as "Corporation," and Kenneth K. Rieth, hereinafter referred to as "Employee."


                              W I T N E S S E T H:

               WHEREAS, Corporation will be engaging in the business of design and construction of tools for the metal stamping business; and

               NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto do promise and agree as follows:

               1. EMPLOYMENT. Corporation shall employ Employee and Employee shall serve Corporation as President and Chief Executive Officer performing such reasonable duties as are customary to such position and as may from time to time be directed by the Corporation's Board of Directors. The Employee's place of employment shall be the present offices of the Corporation in Grand Rapids, Michigan, or at another location as shall be mutually agreed upon between the parties. Employee shall devote his full working time and efforts to the affairs of Corporation.

               2. TERM. The term of employment of Employee under this Agreement shall commence on the closing of S-1 and shall continue for one fixed term of three (3) years.

               3. COMPENSATION. In consideration of the services to be performed for Corporation by Employee pursuant to Paragraph 1, above, Corporation shall provide to Employee the following:

               A. A base salary of One Hundred Fifty Thousand Eight Hundred and No/100 Dollars ($150,800.00) per year, subject to being increased in the discretion of the Board of Directors of Corporation, payable in installments according to Corporation's regular salaried payroll policy payment procedures in effect from time to time.


               B. Such bonuses as from time to time are determined by the Corporation but not less than three and one-half percent (3 1/2%) of the annual consolidated profits of the Corporation, before payment of or provision for any taxes on


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          income or officers' bonuses based upon such income of the Corporation, and as determined by the regular certified public accountants for the Corporation according to generally accepted accounting principles consistently applied.

               The amounts to be paid pursuant to this paragraph are prior to any deductions for withholding, social security taxes or similar payroll deductions. Corporation's obligation to make such payments and provide such benefits to Employee shall terminate in the event of termination of Employee's employment with Corporation for any reason.

               4. OFFICE; EXPENSES. Corporation shall provide to Employee such office space, furniture, materials, supplies and secretarial help as are necessary or appropriate hereunder. Employee shall be entitled to reimbursement for all out-of-pocket expenses incurred on behalf of the Corporation in the conduct of his employment and which are accounted for in such fashion as may reasonably be required by the Corporation.

               5. MEDICAL INSURANCE; FRINGE BENEFITS. Employee shall be entitled to participate in such medical and health benefit protection, life insurance coverage, or other fringe benefits as are provided by the Corporation to its employees generally or its management employees generally and such other fringe benefits as the Board of Directors may establish from time to time for the benefit of Employee.

               6. TRADE SECRETS. Employee agrees not to divulge (other than in the normal pursuit of Corporation's business) to any unauthorized person or to use for other than Corporation's sole benefit at any time while he is employed and after he is employed by Corporation, the names and addresses of any past, present or prospective customers of Corporation, or any of Corporation's procedures, processes, systems, methods, forms and records or other information of whatever nature acquired by him as an employee, it being understood that the foregoing are trade secrets of Corporation and are disclosed to Employee in confidence. For the purposes of this Paragraph 6, the term "Corporation" shall include Corporation and any affiliated company.








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               7.  TERMINATION.  The term of employment of Employee hereunder shall be considered to terminate upon the occurrence of any of the following (with the provisions in this Paragraph 7 not to be construed as limiting Corporation's ability to otherwise terminate Employee's employment following the term hereof).

                    7.1.  DEATH OF EMPLOYEE.  The death of Employee.

                    7.2. DISABILITY OF EMPLOYEE. For purposes of this Agreement, Employee shall be considered to be disabled if he is unable to perform his services hereunder for a continuous period of ninety (90) consecutive calendar days by reason of physical or mental illness or incapacity. If there is any dispute as to whether Employee is or was physically or mentally unable to perform his duties hereunder, such question shall be submitted to a licensed physician for determination. If the parties cannot agree upon a licensed physician for purposes of making such determination within five (5) days after written notice by one party to the other, then both parties shall each select a licensed physician who together shall appoint a third licensed physician who will then make such determination. The determination of such physician as to such mental or physical condition of Employee shall be binding and conclusive upon the parties. A disability shall be considered as a continuing disability unless Employee returns to full-time employment rendering all of the duties of his position pursuant to Paragraph 1, above, for a period of sixty (60) consecutive calendar days.

                    7.3. THE COMMISSION OF A PROHIBITED ACT BY EMPLOYEE. A prohibited act shall be any of the following if committed by Employee directly or indirectly without the prior written approval of an officer of Corporation:

                         (a) Commission of an act of dishonesty or gross negligence involving Corporation;

                         (b) Disclosure to an unauthorized person of the information described in Paragraph 6, above, or of any







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                    other information which would be beneficial to a business
                    competitive with Corporation or which could be materially disadvantageous to Corporation;

                         (c) Rendering advice or assistance to a business competitive with Corporation;

                         (d) Becoming a proprietor who or a shareholder, officer or director of a corporation, or a member of a partnership or trustee of a trust which conducts a business competitive with Corporation, or an employee or agent thereof;

                         (e) For purposes of subparagraphs (b), (C) and (d), above, a business competitive with Corporation is any business, firm or entity engaged directly or indirectly in any business now or hereafter engaged in by Corporation, or any company affiliated therewith.

                    7.4.  AGREEMENT.  By mutual agreement of the parties.

                    7.5. DISMISSAL. Dismissal of employee by Corporation or termination of services by Employee after the expiration of the original term hereof.

               8. INSURANCE. Corporation shall have the right to insure its obligation hereunder and to obtain such key man life insurance on the Employee as it deems necessary or appropriate and Employee agrees to cooperate as may be necessary or appropriate in order to obtain such insurance.

               9. ARBITRATION. All claims, disputes and other matters in question between the parties to this Agreement arising out of or relating to this Agreement or the breach thereof, other than under Paragraph 7 hereof, shall be decided by arbitration in accordance with the Commercial Disputes Arbitration Rules of the American Arbitration Association then obtaining. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with





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     applicable law in any court having jurisdiction thereof.  Arbitration hereunder shall take place in Grand Rapids, Michigan.

               10. WAIVER OF BREACH. The waiver by Corporation of the breach of any of the provisions of this Agreement by Employee shall not be deemed a waiver by Corporation of any subsequent breach.

               11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

               12. GOVERNING LAW. This Agreement is made in the State of Michigan and shall be interpreted in accordance with the laws thereof.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first above written.

                                            RIVIERA TOOL COMPANY


                                            By:
                                               --------------------------------

                                            -----------------------------------
                                            Kenneth K. Rieth





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